Exhibit 10.1

July 17, 2007

To the Board of Directors of Logility, Inc.

Re: Notice of Election to Extend Term of Stock Option Agreement

Gentlemen:

I attach a copy of the Stock Option Agreement dated as of August 7, 1997 between American Software, Inc. and Logility, Inc., which provides a means by which American Software is assured that it will be able to maintain ownership of at least 80% of the common stock of Logility, Inc.

Under that Agreement, American Software, Inc. has the right to extend the initial ten-year term for additional, successive ten-year terms. By this letter, I am giving notice, on behalf of American Software, Inc., that American Software, Inc. is hereby exercising this right to extend the term of the Stock Option Agreement for a period of ten years, so that it will expire August 7, 2017, subject to further extension rights under the terms of the Agreement.

Sincerely,

/s/ James C. Edenfield
James C. Edenfield
President & CEO

JCE: csm

pc: file

attach.

American Software USA, Inc., 470 East Paces Ferry Road, Atlanta, Georgia 30305

BOARD OF DIRECTORS

LOGILITY, INC.

DISTRIBUTION LIST

James C. Edenfield, President	Dr. John A. White
American Software, Inc.	P.O. Box 4218
470 East Paces Ferry Road, N.E.	Fayetteville, AR 72702
Atlanta, GA 30305

J. Michael Edenfield, President	Frederick E. Cooper, Esq.
Logility, Inc.	Chairman
470 East Paces Ferry Road, N.E.	Cooper Capital, LLC
Atlanta, GA 30305	170 West Paces Ferry Road, N.W.
Atlanta, GA 30305

Parker H. Petit
Chairman of the Board
Matria Healthcare
1850 Parkway Place, 12th Floor
Marietta, GA 30067

American Software USA, Inc., 470 East Paces Ferry Road, Atlanta, Georgia 30305